Exhibit 4(c)

AMENDMENT NO. 1

dated as of December 15, 2016

to

CREDIT AGREEMENT

Dated as of December 12, 2012

THIS AMENDMENT NO. 1 (“Amendment”) is made as of December 15, 2016 (the “Effective Date”) by and among A.O. Smith Corporation (the “Company”), the Subsidiaries thereof identified on the signature pages hereto (together with the Company, the “Borrowers”), the lenders listed on the signature pages hereof (the “Lenders”) and U.S. Bank National Association (“U.S. Bank”), as, on and after the Effective Date, administrative agent (the “Administrative Agent”), under that certain Amended and Restated Credit Agreement dated as of December 12, 2012 by and among the Borrowers, certain of the Lenders and Wells Fargo Bank, National Association (“Wells Fargo”), as, prior to the Effective Date, administrative agent (the “Prior Administrative Agent”) (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Borrowers have requested that the Lenders and the Administrative Agent agree to make certain modifications to the Credit Agreement;

WHEREAS, U.S. Bank desires to assume the role of Administrative Agent hereunder in replacement of Wells Fargo as administrative agent under the Credit Agreement; and

WHEREAS, the Borrowers, the Lenders, the Prior Administrative Agent and the Administrative Agent have so agreed on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders, the Prior Administrative Agent and the Administrative Agent hereby agree as follows.

1.    Resignation and Appointment.

(a)    Each of the parties hereto agree that, notwithstanding the requirements of Section 9.9 of the Credit Agreement, effective as of the Effective Date, but subject to the satisfaction of the conditions precedent set forth in Section 3 below, (a) Wells Fargo has resigned as Administrative Agent under the Credit Agreement and the other Loan Documents, and (b) U.S. Bank is hereby appointed (and U.S. Bank accepts such appointment) as Administrative Agent under the Credit Agreement and the other Loan Documents. Wells Fargo is discharged from its duties and obligations under the Credit Agreement and under the other Loan Documents as Administrative Agent; provided that, notwithstanding the effectiveness of such resignation, the provisions of Section 9 of the Credit Agreement and similar provisions in the other Loan

Documents shall continue in effect for the benefit of Wells Fargo in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent under the Loan Documents. The Administrative Agent shall bear no responsibility for any actions taken or omitted to be taken by the Prior Administrative Agent while it served as Administrative Agent under the Credit Agreement and the other Loan Documents.

(b)    Without limiting the provisions of clause (a) immediately above or any indemnification provisions set forth in the Credit Agreement and the other Loan Documents, each of the Lenders and each of the Borrowers agrees that U.S. Bank, in its capacity as Administrative Agent (and not in its capacity as Lender under the Credit Agreement), shall bear no responsibility or liability for any event, circumstance or condition existing on or prior to the Effective Date, including, without limitation, with respect to the Loan Documents or the transactions contemplated thereby (the “Indemnified Events”). Furthermore, the Company hereby agrees to indemnify and hold harmless U.S. Bank and each of its officers, directors, employees, agents, advisors and other representatives (each an “Indemnified Party”) from and against (and will reimburse each Indemnified Party as the same are incurred, promptly after demand therefor accompanied by a reasonably detailed description of the amount demanded for) any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever (including, without limitation, the reasonable fees, disbursements and other charges of one counsel for all Indemnified Parties and, if necessary, applicable local counsel, unless a conflict of interest exists between or among Indemnified Parties) that may at any time be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) any Indemnified Events except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of any Indemnified Party. The agreements contained in this clause (b) shall survive the payment of the Obligations and termination of the Loan Documents.

(c)    Each of the Borrowers, on behalf of itself and its agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns (collectively, “Releasors”), hereby forever waives, releases and discharges, to the fullest extent permitted by law, each Releasee (as hereinafter defined) from any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever (collectively, the “Claims”), that such Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity, against Wells Fargo, in its capacity as the resigning Administrative Agent, and each of the Agent-Related Persons with respect thereto (collectively, the “Releasees”), based in whole or in part on facts, whether or not now known, existing on or before the Effective Date, in each case that relate to, arise out of or otherwise are in connection with this Amendment, any or all of the Loan Documents or transactions contemplated hereby or thereby, or any actions or omissions in connection herewith or therewith. For the avoidance of doubt, the foregoing shall not apply to Wells Fargo’s agreements expressly contained in this Amendment.

2.    Amendments to the Credit Agreement. Effective as of the Effective Date, but subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement is hereby amended as follows:

(a)    The Credit Agreement is hereby amended in its entirety to read as set forth in Annex A hereto.

(b)    The Exhibits to the Credit Agreement are hereby amended in their entirety to read as set forth in the corresponding Exhibits attached hereto as part of Annex A.

(c)    The Schedules to the Credit Agreement are hereby amended in their entirety to read as set forth in the corresponding Schedules attached hereto as Annex A.

3.    Conditions of Effectiveness. The effectiveness of this Amendment is subject to the following conditions precedent:

(a)    the Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrowers, the Lenders, and the Administrative Agent;

(b)    the Administrative Agent shall have received the documents identified in the list of closing documents attached hereto as Annex B; and

(c)    the Administrative Agent shall have received all other fees and amounts due and payable on or prior to the Effective Date, including, to the extent invoiced no less than one (1) Business Day prior to the Effective Date, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrowers.

4.    Representations and Warranties of each Borrower. Each Borrower hereby represents and warrants as follows:

(a)    This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of such Borrower and are enforceable against such Borrower in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(b)    As of the date hereof and after giving effect to the terms of this Amendment, (i) no Event of Default or Unmatured Event of Default exists and (ii) the representations and warranties of such Borrower set forth in Section 5 the Credit Agreement, as amended hereby, are true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality”, “Material Adverse Effect” or similar qualifier, in which case, it is true and correct in all respects), except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date.

5.    Reference to and Effect on the Credit Agreement.

(a)    Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby.

(b)    Except as specifically amended above or otherwise expressly provided in this Amendment, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c)    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

6.    Costs and Expenses. The Company (and, to the extent any of the following relate directly to the Canadian Borrower or the Dutch Borrower, the Canadian Borrower and/or the Dutch Borrower, as applicable) shall pay promptly after demand accompanied by invoices in reasonable detail all reasonable out-of-pocket costs and expenses of the Administrative Agent (including Attorney Costs of one primary external counsel, one Dutch counsel and one Canadian counsel representing all of the Joint Lead Arrangers and the Administrative Agent) incurred in connection with the preparation, execution and delivery of this Amendment.

7.    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF ILLINOIS; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW. The provisions of Sections 11.15(b) and Section 11.16 of the Credit Agreement are hereby incorporated by reference as though fully set forth herein.

8.    Execution. This Amendment may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of which taken together shall be deemed to constitute but one and the same instrument. Delivery of a counterpart hereof, or a signature page hereto, by facsimile or electronic transmission shall be effective as delivery of a manually-signed counterpart hereof.

9.    Headings. The captions and headings of this Amendment are for convenience of reference only and shall not affect the interpretation of this Amendment.

10.    New Lenders; Departing Lenders; Reallocations.

(a)    Certain financial institutions not party to the Credit Agreement prior to the date hereof and identified on the signature pages hereto as a “New Lender” (the “New Lenders”) are hereby deemed to be Lenders for all purposes of the Loan Documents, with Commitments as set forth on Schedule 2.1 to the Credit Agreement attached as Annex A hereto. The New Lenders shall have the rights, duties and obligations of Lenders on and after the date hereof as a result of executing this Amendment (including, without limitation, funding obligations in respect of their Commitments as and when required under the Credit Agreement). Each New Lender acknowledges and agrees that it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and to become a Lender, which analysis and decision has been made independently of and without reliance upon the Administrative Agent or any other Lender. Each New Lender confirms it will, independently and without reliance on the Administrative Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the Loan Documents, and it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

(b)    Certain Lenders have agreed that, subject to the terms hereof, they shall no longer constitute Lenders under the Credit Agreement as of the Effective Date (each, a “Departing Lender”). Each Lender that executes and delivers a signature page hereto that identifies it as a “Departing Lender” shall constitute a Departing Lender as of the Effective Date. On the Effective Date, (a) no Departing Lender shall have a Commitment, (b) each Departing Lender shall cease to be a party to the Credit Agreement, and no Departing Lender shall have any rights, duties or obligations thereunder (other than those rights that expressly survive payment of the Obligations and termination of the Credit Agreement), (c) all accrued and unpaid interest, fees and other amounts, if any, due and owing to a Departing Lender under the Loan Documents (prior to the Effective Date) and, in the case of such other amounts, of which the Borrowers have been notified, other than outstanding Loans owed to or held by such Departing Lender (which shall be reallocated as set forth below), shall be paid by the Borrowers to such Departing Lender, and (d) each Departing Lender hereby assigns its Commitments and Loans to the remaining Lenders (including the New Lenders) such that the new Commitments of each remaining Lender after giving effect to such assignment shall be in the amounts as set forth on Schedule 2.1 to the Credit Agreement attached as Annex A hereto and the Administrative Agent is hereby authorized to take such steps under the Credit Agreement as reasonably required to give effect to the departure of the Departing Lenders, including, without limitation, reallocating outstanding obligations as set forth below. Each Departing Lender joins in the execution of this Amendment solely for the purposes of evidencing its agreement to this Section 10 and for no other purpose.

(c)    Upon the effectiveness hereof, the Administrative Agent shall be entitled to make such reallocations of each Lender’s (including each New Lender’s and each Departing Lender’s) U.S. Dollar Outstandings and Canadian Dollar Outstandings under the Credit Agreement as it deems necessary in order that the U.S. Dollar Outstandings and the Canadian Dollar Outstandings with respect to each Lender reflects such Lender’s Total Pro Rata Share under the Credit Agreement as amended by this Amendment. The Borrowers agree with and consent to the foregoing reallocations as described in the immediately preceding sentence and agree to compensate each Lender for any and all losses, costs and expenses incurred by such Lender in connection with such reallocations on the terms and in the manner set forth in Section 3.4 of the Credit Agreement. Notwithstanding the foregoing, the Company, the Administrative Agent, each New Lender and each Lender (if any) increasing its Commitment by virtue of this Amendment (each an “Increasing Lender”), as applicable, may make arrangements satisfactory to such parties to cause a New Lender or an Increasing Lender to temporarily hold risk participations in the outstanding Eurocurrency Loans of the other Lenders (rather than fund its Total Pro Rata Share of all outstanding Eurocurrency Loans concurrently with the effectiveness of this Amendment) with a view toward minimizing breakage costs and transfers of funds in connection with this Amendment becoming effective. For the avoidance of doubt, each of the Company, the Administrative Agent, each New Lender and each Increasing Lender acknowledges and agrees that if the Effective Date occurs on December 15, 2016, there shall be no breakage costs in connection with this Amendment becoming effective.

11.    Release of Guaranty. Notwithstanding any provision hereof or of any other Loan Document to the contrary, as of the Effective Date, the Administrative Agent, on behalf of and at the direction of the Lenders, hereby terminates the Guaranty and releases the “Guarantors” (as defined therein) party thereto from all obligations thereunder.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

A.O. SMITH CORPORATION

By:	/s/ John J. Kita
Name:	John J. Kita
Title:	Executive Vice President and Chief Financial Officer

A.O. SMITH ENTERPRISES LTD.

By:	/s/ Patricia K. Ackerman
Name:	Patricia K. Ackerman
Title:	Assistant Treasurer

A.O. SMITH INTERNATIONAL HOLDINGS B.V

By:	/s/ John J. Kita
Name:	John J. Kita
Title:	Managing Director

Signature Page to

Amendment No. 1 to A.O. Smith Credit Agreement

U.S. BANK NATIONAL ASSOCIATION

By	/s/ Caroline V. Krider
	Name:	Caroline V. Krider
	Title:	Senior Vice President

Signature Page to

Amendment No. 1 to A.O. Smith Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION

By	/s/ Sasha Korobova
	Name:	Sasha Korobova
	Title:	Assistant Vice President

Signature Page to

Amendment No. 1 to A.O. Smith Credit Agreement

BANK OF AMERICA, N.A.

By	/s/ Matthew N. Walt
	Name:	Matthew N. Walt
	Title:	Vice President

Signature Page to

Amendment No. 1 to A.O. Smith Credit Agreement

BMO HARRIS BANK N.A.

By	/s/ Ronald J. Carey
	Name:	Ronald J. Carey
	Title:	Senior Vice President

Signature Page to

Amendment No. 1 to A.O. Smith Credit Agreement

BANK OF CHINA, CHICAGO BRANCH, as a Lender

By	/s/ Kefei Xu
	Name:	Kefei Xu
	Title:	SVP and Branch Manager

Signature Page to

Amendment No. 1 to A.O. Smith Credit Agreement

COMERICA BANK, as a Lender

By	/s/ Brandon Kotcher
	Name:	Brandon Kotcher
	Title:	Relationship Manager

Signature Page to

Amendment No. 1 to A.O. Smith Credit Agreement

STANDARD CHARTERED BANK, as a Lender

By	/s/ Steven Aloupis
	Name:	Steven Aloupis
	Title:	Managing Director Loan Syndications Standard Chartered Bank

Signature Page to

Amendment No. 1 to A.O. Smith Credit Agreement

BRANCH BANKING AND TRUST COMPANY, as a New Lender

By	/s/ John P. Malloy
	Name:	John P. Malloy
	Title:	Senior Vice President

Signature Page to

Amendment No. 1 to A.O. Smith Credit Agreement

JPMORGAN CHASE BANK, N.A., as a New Lender

By	/s/ Brian L. Grossman
	Name:	Brian L. Grossman
	Title:	Managing Director

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH

By	/s/ Deborah Booth
	Name:	Deborah Booth
	Title:	Executive Director

Signature Page to

Amendment No. 1 to A.O. Smith Credit Agreement

THE BANK OF NEW YORK MELLON, as a Departing Lender

By	/s/ Brandon Bouchard
	Name:	Brandon Bouchard
	Title:	Senior Credit Associate

Signature Page to

Amendment No. 1 to A.O. Smith Credit Agreement

Annex A

Credit Agreement, Exhibits to Credit Agreement, and Schedules to Credit Agreement, as

amended pursuant to Amendment No. 1

Attached

A-1

Annex B

List of Closing Documents for Amendment No. 1

B-1